Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 8, 2013 (except Note 21, as to which the date is June 28, 2013), in the Registration Statement (Form 10) of Mirati Therapeutics, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP(1)

Montreal, Canada

July 8, 2013

(1)CPA auditor, CA, public accountancy permit no. A120254